57TH STREET GENERAL ACQUISITION CORP. ANNOUNCES EXECUTION OF
PREVIOUSLY ANNOUNCED AMENDMENT TO BUSINESS COMBINATION AGREEMENT

New York, New York, April 7, 2011 – 57th Street General Acquisition Corp. (the “Company” or “57th Street”) (OTCBB: SQTC) today announced that it entered into a third amendment (the “Amendment”) to the previously announced Business Combination Agreement dated as of January 9, 2011 and amended on each of February 18, 2011 and March 17, 2011 (the “Agreement”) entered into among 57th Street, its wholly owned subsidiary, 57th Street Merger Sub LLC, Crumbs Holdings, LLC (“Crumbs”), the members of Crumbs and the representatives of the members.  In addition, the Company also announced it is amending and restating its previously announced tender offer (“Tender Offer”), which will be open for 10 business from the date of such amendment, in accordance with applicable rules and regulations governing tender offers, and will expire at 5:00 p.m., New York City time, on April 21, 2011, unless further extended or terminated. The Tender Offer was previously scheduled to expire at 5:00 p.m., New York City time, on April 19, 2011.  The Tender Offer remains subject to the full satisfaction of the terms and conditions of the Business Combination Agreement. Stockholders who desire to own Common Shares subsequent to the Company’s business combination with Crumbs should not tender their Common Shares in the Tender Offer.

Consistent with the previously announced proposed terms, various provisions of the Agreement were amended, among other things, to: (i) increase the amount of cash available for the tender offer of the Company’s Common Shares from $4,990,000 to $18.0 million; (ii) modify the consideration payable to the members of Crumbs upon the closing of the merger contemplated by the Business Combination Agreement (the “Merger”), to the extent required based upon the number of Common Shares tendered, to provide for the reduction of the $27.0 million of cash consideration up to a maximum reduction of $7.0 million and the issuance, in place of up to $7.0 million in cash, of newly issued securities of Crumbs and 57th Street, together substantially equivalent to Common Shares equal to the reduction in cash at a value of $10.00 per Common Share (“Liquidity Shares”) and to provide for the filing of a registration statement with respect to the Liquidity Shares and the Substituted Shares (as defined below) within 15 business days of closing of the Merger and the effectiveness of such registration statement as promptly as practicable thereafter; (iii) provide that Crumbs, Inc., Mia Bauer, Jason Bauer and Victor Bauer will, prior to the closing of the Merger, and in connection with any securities issued pursuant thereto, enter into a lock-up agreement pursuant to which all such securities issued to or owned by Crumbs, Inc. and each of Jason Bauer, Mia Bauer and Victor Bauer, with respect to the portion of such securities attributable to such party, will be subject to the following restrictions: (A) one third (1/3) of any such securities will not be transferable until one (1) year after the closing of the Merger (the “Closing”) (such amount being deemed attributable to Victor Bauer) and, (B) two thirds (2/3) of such securities will not be transferable until after January 1, 2013 (such amount being deemed attributable to Jason Bauer and/or Mia Bauer), in each case subject to certain exceptions; (iv) provide that the Company will, prior to the closing of the Merger, enter into lock-up agreements with holders of the 370,000 Exchange Shares restricting transfer or disposition to a date that is no more than 9 months following the date of effectiveness of a registration statement that is filed in connection with the Liquidity Shares and the Substituted Shares, subject to certain exceptions; (v) provide that the Company will, prior to the closing of the Merger, enter into agreements (the “Insider Warrant Exchange Agreements”) with 57th Street GAC Holdings LLC, its sponsor (the “Sponsor”), and the underwriters of the Company’s initial public offering (“IPO”) to exchange the 3,700,000 Insider Warrants held by the Sponsor and the Underwriters for 370,000 Common Shares (the “Exchange Shares”) following the expiration of the Tender Offer, in accordance with applicable rules and regulations (replacing the Company’s obligation to repurchase these 3,700,000 Insider Warrants);  (vi) require that at least $14.0 million in cash be contributed to Crumbs from 57th Street’s trust fund for post-closing working capital requirements; (vii) provide for the cancellation of 150,000 of the Sponsor’s Common Shares, and the issuance, as part of the equity consideration paid to the members of Crumbs at the closing of the Merger, additional securities of Crumbs and 57th Street substantially equivalent to an additional 150,000 Common Shares (the “Substituted Shares”) with the same registration rights as the Liquidity Shares; (viii) provide that, subject to certain exceptions, either party may terminate the Business Combination Agreement in accordance with its terms if the Merger is not consummated by May 15, 2011. Additionally, the Company will issue approximately 177,000 Common Shares to certain service providers in lieu of approximately $1.77 million in cash expenses upon the closing of the Merger, which will be subject to the same restrictions on transfer and disposition as the Exchange Shares.

In addition, the Company announced that it has amended certain terms of its previously announced Tender Offer to provide, among other things, that: (i) the Company will purchase up to 1,803,607 shares in the Tender Offer, and (ii) the Tender Offer is conditioned on no more than 1,803,607 shares of common stock being validly tendered and not properly withdrawn.

Information About the Tender Offer

The Tender Offer will expire at 5:00 p.m. New York City time on Thursday, April 21, 2011, unless extended by 57th Street. Consistent with a condition to the Tender Offer, the Company may need to further extend the Tender Offer depending on the timing and process of Securities and Exchange Commission staff review of the revised Offer to Purchase. Tenders of 57th Street’s Common Shares must be made prior to the expiration of the Tender Offer and may be withdrawn at any time prior to the expiration of the Tender Offer. As previously announced, 57th Street is not offering to purchase the 9,156,300 warrants issued in the Company’s IPO. The Tender Offer as amended is subject to conditions and other terms set forth in the revised Offer to Purchase and other Tender Offer materials that will be distributed to securityholders. In particular, the revised Tender Offer is conditioned on, among other things, that the Merger, in our reasonable judgment is capable of being consummated contemporaneously with the Offer and no more than 1,803,607 Common Shares are tendered and not withdrawn.

Stockholders should review the revised Offer to Purchase and other Tender Offer materials which the Company will file with the Securities and Exchange Commission and provide to holders. Stockholders who have previously tendered their Common Shares do not need to take any other action unless, upon review of the revised Tender Offer materials, they desire to withdraw their shares. Shares may be withdrawn in accordance with the procedures described in the previously provided Tender Offer materials.

The last reported trading price of 57th Street common stock on the OTC Bulletin Board on April 6, 2011 was $9.97 per share. As of April 4, 2011, 800,674 Common Shares have been tendered and not withdrawn.

Morrow & Co., LLC is acting as the information agent for the Offer, and the depositary is Continental Stock Transfer & Trust Company. Stockholders are urged to review the Amended and Restated Offer to Purchase which will be available at www.sec.gov and which will be redistributed to holders of record and brokers who hold for stockholders promptly following receipt of any additional comments from the Securities and Exchange Commission, along with an Amended and Restated Letter of Transmittal, and related documents. For questions and information, please call the information agent toll free at (800) 667-0088 (banks and brokers call collect at (203) 658-9400).

This announcement is for informational purposes only and does not constitute an offer to purchase nor a solicitation of an offer to sell shares of 57th Street’s common stock.  The solicitation of offers to buy shares of 57th Street’s common stock will only be made pursuant to the Second Amended and Restated Offer to Purchase dated April 7, 2011 (as amended or supplemented), the form of the Second Amended and Restated Letter of Transmittal, and other related documents that 57th Street will send to its stockholders.  The Tender Offer materials contain important information that should be read carefully before any decision is made with respect to the Tender Offer. Tender Offer materials have been, and the amended materials will be, distributed to 57th Street’s stockholders at no expense and will be available at no charge on the SEC’s website at www.sec.gov and from the information agent.

About 57th Street
57th Street is a blank check company formed on October 29, 2009 for the purpose of acquiring an operating business or assets, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction.  In May 2010, 57th Street consummated its initial public offering of 5,456,300 units, each unit consisting of one share of common stock, $0.0001 par value per share, and one warrant, each to purchase one share of 57th Street’s common stock.  Aggregate proceeds of $54,475,303 from the IPO and its concurrent private placement were placed in trust pending completion of 57th Street’s initial business transaction.

Forward-Looking Statements
Some of the statements in this release may constitute forward-looking statements. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance and any financial projections used in connection with any discussion of future plans, strategies, objectives, actions, or events identify forward-looking statements. Forward-looking statements relating to the proposed transaction include, but are not limited to: the risk that the Company may not be able to consummate the Merger contemplated by the Business Combination Agreement; the risk that in excess of 1,803,607 Common Shares are validly tendered and not properly withdrawn prior to the expiration of the Tender Offer, requiring 57th Street to pay, in the aggregate, in excess of $18.0 million, which would then cause 57th Street to (i) be unable to satisfy a condition of the tender offer, (ii) be unable to consummate the proposed business transaction and (iii) withdraw the tender offer, not purchase any Common Shares and promptly return any Common Shares tendered by stockholders to them; the risk that governmental and regulatory review of the Tender Offer documents may delay the proposed transaction or result in the inability of the proposed transaction to be consummated by May 15, 2011 and increase the length of time necessary to consummate the proposed business transaction; the risk that a condition to the closing of the proposed business transaction may not be satisfied or waived; the risk that the businesses will not be integrated successfully; the risk that the anticipated benefits of the proposed business transaction may not be fully realized or may take longer to realize than expected; the risk that any projections, including earnings, revenues, expenses, synergies, margins or any other financial items are not realized, the risk of disruption from the proposed business transaction making it more difficult to maintain relationships with customers, employees or suppliers; a reduction in industry profit margin; the inability to continue the development of the Crumbs brand; changing interpretations of generally accepted accounting principles; continued compliance with government regulations; changing legislation and regulatory environments; the ability to meet the NASDAQ Stock Market listing standards, including having the requisite number of round lot holders or stockholders and meeting the independent director requirements for the board of directors and its committees; a lower return on investment; the inability to manage rapid growth; requirements or changes affecting the business in which Crumbs is engaged; the general volatility of the market prices of our securities and general economic conditions. These risks, as well as other risks associated with the proposed business transaction, are more fully discussed in the Schedule TO (and any amendments thereto) filed with the SEC in connection with the transaction and the Tender Offer. Additional risks and uncertainties are identified and discussed in 57th Street’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Forward-looking statements included in this release speak only as of the date of this release. If any of these risks or uncertainties materialize or if any assumptions prove incorrect, results could differ materially from those expressed by such forward-looking statements. Neither 57th Street nor Crumbs undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date of this release.

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Contact:

Mark Klein of 57th Street
Tel:  212-409-2434

John Ireland of Crumbs
Tel: 410-310-4708

Tom Ryan/Raphael Gross of ICR
Tel: 203-682-8200